SEC FILE NO. 33-______

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1996

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                             INFODATA SYSTEMS INC.
  ---------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
  ---------------------------------------------------------------------------
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                  16-0954695
  ---------------------------------------------------------------------------
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                       12150 MONUMENT DRIVE (SUITE 400)
                       FAIRFAX, VA  22033
                       (703) 934-5205
  ---------------------------------------------------------------------------
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
              CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                       HARRY KAPLOWITZ
                       PRESIDENT
                       INFODATA SYSTEMS INC.
                       12150 MONUMENT DRIVE (SUITE 400)
                       FAIRFAX, VA  22033
                       (703) 934-5205
  ---------------------------------------------------------------------------
     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
     AREA CODE, OF AGENT FOR SERVICE)

                   PLEASE SEND COPIES OF COMMUNICATIONS TO:

                       ARTHUR H. BILL, ESQ.
                       FREEDMAN, LEVY, KROLL & SIMONDS
                       1050 CONNECTICUT AVE., N.W.
                       WASHINGTON, D.C.  20036

                     ------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                             --------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             --------------------

                        CALCULATION OF REGISTRATION FEE
 =============================================================================

                                  Proposed
                                  Maximum           Proposed
  Title of                        Aggregate         Maximum
   Shares                         Offering          Aggregate       Amount of
    to be        Amount to be     Price             Offering      Registration
 Registered     Registered (1)    Per Share (2)     Price (2)          Fee
 -----------------------------------------------------------------------------
 Common Stock,
 $.03 par value 386,342 shares    $5.50             $2,124,881    $732.72

 =============================================================================

(1) The above amount gives effect to a two-for-one stock split declared by the Board of Directors of the Registrant on July 30, 1996 that was distributed on August 26, 1996 to shareholders of record on August 12, 1996.

(2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of determining the registration fee and based on the average of the high and low prices of the Common Stock, as reported by the NASDAQ SmallCap Market, on August 28, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a) may determine.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 1996


                                  PROSPECTUS

                             INFODATA SYSTEMS INC.

                                 COMMON STOCK

                                386,342 shares


     The shares of Common Stock, $.03 par value per share (the "Common Stock") of Infodata Systems Inc. ("Infodata" or the "Company") offered hereby are being offered for sale by the shareholders of the Company named herein (the "Selling Shareholders"). No shares of Common Stock are being offered by the Company hereunder. See "Selling Shareholders."

     The Company's Common Stock is traded in the NASDAQ SmallCap Market under the symbol "INFD." On September 4, 1996, the closing sale price of the Common Stock was $6.50 per share.

     The Company has been advised by the Selling Shareholders that the shares of Common Stock being offered hereunder may be sold by them from time to time to or through registered broker-dealers or otherwise as discussed herein under "Plan of Distribution." The net proceeds to the Selling Shareholders will be the proceeds received by them upon such sales less any brokerage commissions paid by them in connection therewith. The Company will not receive any of the proceeds from the sale of the shares.

     The shares being offered hereunder previously were acquired by the Selling Shareholders directly from the Company in private transactions. Such shares were issued to them without registration under the Securities Act of 1933 (the "Securities Act") pursuant to the private offering exemption thereunder.

     See  "Risk  Factors"  for  information   that  should  be  considered  by
prospective investors.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ____________ , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and proxy statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street (Suite
1400), Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is quoted on the NASDAQ SmallCap Market and reports, proxy statements and other information concerning the Company can be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following  documents  filed by the Company with the Commission  (File
No.  0-10416)   pursuant  to  Section  13  of  the  Exchange  Act  are  hereby incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-KSB for the fiscal year ended  December 31,
          1995

     2. Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1996

     3.   Current Reports on Form 8-K filed on July 8 and August 1, 1996

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     the company will provide without charge to each person, to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of the documents described above (other than exhibits). requests for such copy should be directed to infodata systems inc., 12150 monument drive (suite 400), fairfax, va 22033, attention: ms. sandra riggs, executive assistant, (703) 934-5205.

                                 RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.


     NEW PRODUCT DEVELOPMENT

     The Company has focused on modifying and enhancing the Company's core technology to support a broader set of document management solutions for use on desktop and enterprise-wide systems, and over on-line services and the Internet. The Company's proposed new products are still being developed and there is no assurance that such products will be successfully completed on a timely basis, will achieve market acceptance or will generate significant revenues.

     UNPROVED ACCEPTANCE OF THE COMPANY'S PROPOSED NEW PRODUCTS

     The Company intends to introduce or announce new products and services addressing the information management requirements of networked systems, on-line services and the Internet. The market for such products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services addressing document management and search and retrieval requirements over private and public networks, on-line services and the Internet. The demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. Moreover, critical issues concerning the commercial use of on-line services and the Internet (including security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of the Internet and on-line markets, together with the software standards and electronic media employed in such markets. There can be no assurance that the market for the Company's new or enhanced products will achieve market acceptance.

     FLUCTUATIONS IN OPERATING RESULTS

     The Company's quarterly operating results have varied and are expected to vary significantly in the future. These fluctuations may be caused by many factors, including among others: the size and timing of customer orders; customer order deferrals or cancellations in anticipation of new products; changes in the budgets or purchasing patterns of government agencies; timing of introduction or enhancement of products by the Company or its competitors; market acceptance of new products; technological changes in document management, search and retrieval, database, networking, or communications technology; competitive pricing pressures; changes in the Company's operating expenses; personnel changes; mix of products sold; quality control of products sold; and general economic conditions.

     DEPENDENCE  ON  UNITED  STATES   GOVERNMENT  AND  THE  RISK  OF  CONTRACT
     TERMINATION AND OTHER EVENTS

     Agencies of the United States Government (the "Government") have accounted for a significant portion of the Company's revenues. The Company anticipates that it will continue to depend on sales to U.S. and state and local government agencies for a significant percentage of the Company's revenues for the foreseeable future. In recent years, budgets of many government agencies have been reduced, causing certain customers and potential customers of the Company's products to re-evaluate their needs. Such budget reductions may continue. Future reductions in government spending on information technologies and technology service firms could have a material adverse effect on the Company's operating results.

     The Company's Government contracts contain standard termination clauses which permit the Government to terminate such contracts with or without cause, for convenience of the Government. Further, all Government contracts require compliance with various contract provisions and procurement regulations. The adoption of new or modified procurement regulations could adversely affect the Company or increase costs of competing for or performing such contracts. Any violation of the procurement regulations could result in termination of contracts, imposition of fines, and/or debarment from award of additional Government contracts. Many Government contracts are also subject to modification in the event of changes in funding. Moreover, the Company's contractual costs, labor rates and revenue are subject to adjustment as a result of audits by the Defense Contract Audit Agency ("DCAA") and other Governmental auditors. There can be no assurance the Company's

Government contracts will not be terminated in the future, that fines or damages will not be imposed, or that the Company's ability to enter into Government contracts will not be adversely affected as a result of an audit by the DCAA or other Governmental authority. The termination of any of the Company's significant Government contracts or the imposition of fines, damages or the suspension from bidding on additional contracts could have a material adverse effect on the financial condition and results of operations of the Company.

     COMPETITION

     The markets for the Company's services and products are highly competitive. The Company competes with many other companies engaged in the same lines of business as the Company, many of which have substantially greater financial and technical resources and geographic presence than the Company. In addition, as a reseller of other manufacturers' products, the Company must continue to obtain products from suppliers and developers at competitive prices in a rapidly changing technology environment. The inability to remain competitive and procure new contracts would have a substantial material adverse effect on the Company's financial condition and results of operations.

     TECHNOLOGICAL CHANGE; MARKET ACCEPTANCE OF EVOLVING STANDARDS

     The computer software industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. While these changes create service opportunities for the Company, the Company's position with respect to its products in its existing markets or other markets that it may enter could be eroded rapidly by product advancements by competitors. The life cycles of the Company's products are difficult to estimate. The Company's future success will depend, in part, upon its ability to enhance existing products and to develop new products on a timely basis. In addition, its products must keep pace with technological developments, conform to evolving industry standards, particularly client/server and Internet communication and security protocols, as well as publishing formats and address increasingly sophisticated customer needs. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance.

     SIGNIFICANCE OF PROPRIETARY TECHNOLOGY

     The  Company's  proprietary  technology,   technical  and  organizational
knowledge, and practices and procedures will have a significant effect on its success and competitive position. The

Company believes that its future success will depend on its ability to continue to keep pace with technological developments and applications and incorporate such changes in its products and services. The Company relies on trademark, trade secret and copyright law and confidentiality agreements to protect its technology, proprietary information and interests in work products, software programs and practices and procedures. There can be no assurance that competitors will not develop technologies, proprietary information, software programs and practices and procedures that are similar or superior to those of the Company. Despite the Company's efforts to protect its proprietary rights and intellectual property, unauthorized parties may attempt to copy aspects of the Company's products or property or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products or property is difficult. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology or intellectual property or that such agreements will be enforceable.

     Certain technology incorporated into the Company's products and services is provided by third parties, generally on a nonexclusive basis. The failure of the third party providers to adequately maintain or update their products, could result in delay in the Company's ability to ship certain of its products or render services while it seeks to implement technology offered by alternative sources. Any required replacement could prove costly. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could have a material adverse effect on the Company's quarterly results of operations. There can be no assurance that the Company will be able to obtain replacement technology relating to one or more of the Company's products or services or relating to current or future technologies on commercially reasonable terms or at all.

     REQUIREMENT TO MAINTAIN SECURITY CLEARANCES

     Certain Government contracts of the Company require the Company to maintain security clearances complying with U.S. Department of Defense and other requirements. If these clearances were lost, the Company might not be able to retain such contracts, and, if present clearances were invalidated, it might not be able to obtain new contracts requiring security clearances.

     DEPENDENCE ON KEY PERSONNEL

     The Company's performance is substantially dependent on the performance of its executive officers and key employees. Competition for employees with superior technical, management and other skills is intense in the information technology services industry, and the Company frequently must comply with the terms and provisions of its Government contracts that require it to employ persons for particular projects with specified levels of education, work experience and security clearance. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of the Company.

     The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract, hire or retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results or financial condition.

     POSSIBLE VOLATILITY OF STOCK PRICE; DILUTION

     The Company's Common Stock is quoted for trading on the NASDAQ SmallCap Market. The market price for the Common Stock may be highly volatile for a number of reasons, including future announcements concerning the Company or its competitors, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, proprietary rights or other litigation, changes in earnings estimates by analysts or other factors. There can be no assurance that the market price of the Common Stock will not decline in the future. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. The fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of the Company's Common Stock. The interests of shareholders in the Company will be diluted to the extent outstanding options to purchase the Company's Common Stock are exercised.

     ANTI-TAKEOVER PROVISIONS

     Virginia law has two separate anti-takeover statutory provisions, either of which may deter or delay unsolicited changes in control of the Company. See "Description of Capital Stock -- Virginia Anti-Takeover Provisions."

                                  THE COMPANY

     Infodata Systems Inc. (the "Company" or "Infodata") is a software product and services firm that specializes in providing complex information solutions to large commercial organizations and Federal, state and local governmental agencies. "Complex information solutions" include software integration services and software products, with special emphasis on the design, development and implementation of electronic document systems and solutions.

By weaving together combinations of technologies provided by its strategic partners, Infodata's services enable the storage, retrieval, control and dissemination of documents, images, multimedia and other unstructured information across departments, enterprises and the global Internet. Infodata's existing commercial customer base and target market includes the Fortune 1000, banks and financial services firms, utilities and hospitals. The Company also derives significant revenues from various agencies of the United States government (the "Government"). All of these organizations share a common problem - managing complex, unstructured information across the enterprise.

     The Company has been a pioneer in providing document solutions. Prior to 1994, substantially all of the Company's business was derived from the sale, support and maintenance of its INQUIRE/Text full-text database management system - a leading product in the IBM and IBM-compatible mainframe text retrieval marketplace. The Company now focuses on the design, development and implementation of document systems and solutions, which blend technologies that capture and leverage business-critical documents across an enterprise and the Internet.

     During 1994, Infodata shifted its focus to providing a broader range of information solutions deliverable through open systems based upon client/server architecture. The Company's shift into the client/server arena accelerated with the acquisition of the business and certain assets of Merex, Inc. ("Merex") in October, 1995. Merex, a document systems solutions and integration firm, brought experienced management and staff, a diverse client base, and an established market reputation to Infodata.

     Infodata's experience and successes in both the mainframe and client/server arenas, and Merex's project experience in client/server document management technology, combine to produce an organization uniquely focused on solving complex information/document management problems. Management believes that Infodata's desktop-to-mainframe know-how also positions the Company to exploit the mainframe's resurgence as a server in the client/server environment, including Intranets and the Internet.

     Infodata provides solutions that cover a broad range of services, including strategic planning, consulting, workflow and document analysis, Internet/Intranet solutions, integration, data migration, and training and support.

o Strategic planning involves rendering assistance in developing document management strategies including the strategic functional specification of document management technologies.

o Infodata's consulting services include needs assessment, requirements definition, vendor selection, process and cost-benefit analyses and the development of technical specifications and bidder lists to support the procurement of document systems solutions.

o Infodata provides workflow and document analysis, including tracing source documents, creating retention schedules and developing procedures to collect and store information.

o The Company also provides customized solutions leveraging existing software investment across the Internet and Intranets.

o Integration services include application software design and development, project management, communication network design, system integration, acceptance testing, and training services to support the installation and deployment of systems.

o Data migration entails migration planning, project management, facilities management, and staff training and procedures development for the migration and indexing of documents into a system.

     Infodata also provides product specific and customized training courses. Infodata training staff are skilled in developing custom courseware specifically designed to meet user needs. The Company has recently signed an agreement with Verity Inc., a major provider of full-text retrieval software and one of the Company's strategic partners, whereby the Company will act as Verity's East Coast Training Center. The Company operates a state-of-the-art training facility near its headquarters in Fairfax, Virginia. In addition to providing training on the full line of Verity products, the curriculum includes instruction in Adobe's Acrobat and Frame products, and will include other partner products in the future.

     Project  services are delivered using a well-defined  project  management methodology. Most projects involve the integration of multiple commercial off-the-shelf software products such as full-text retrieval engines, document management systems, and Web browsers. Services are provided by highly skilled software engineers and project managers who are adept at dealing with the rapidly changing technologies necessary to construct the best possible solutions for customers. The Company develops customized software solutions as stand-alone products or intuitive user interfaces to existing or Infodata-installed systems.

     Infodata sells its own software products and those of third-party developers with which it maintains close strategic relationships. Infodata sells products and services through its own direct sales force to leads generated from its partners and its own marketing efforts. Marketing activities include selected trade shows, seminars, and direct mail. The Company quickly identifies potential customers and then salespersons and senior technical managers team to present the Company's qualifications and approach to solving the customer's complex information problem.

     Frequently, projects start as prototypes or pilots where concepts are proven to the customer's satisfaction. These initial projects are then followed by more substantial implementations. The Company performs under time and materials, fixed price, and cost-based contracts. Infodata has a high rate of repeat business which management believes is a result of the high degree of customer satisfaction with its services and solutions.

     There are four components to the Company's business, all of which interact to provide differentiation from its competitors. They are products, and three markets for consulting services commercial customers, the United States intelligence community, and other Federal, state and local government agencies.

     The market sectors are distinct but related through a common objective of achieving solutions to complex information problems. For example, the intelligence community is frequently ahead of commercial organizations and other government agencies in adopting new technologies. Therefore, the Company benefits from technology transfer from the intelligence community to other customers. On the other hand, certain commercial concepts may not have taken root in the intelligence community despite similar needs. The Company focuses on exploiting these similarities of interests to leverage projects from one sector to another.

     The three consulting sectors - commercial, intelligence, and other government - provide real-world experience from which product concepts are generated. Management believes Infodata will derive increased revenue from its product-based business as existing solutions are cross-marketed among the sectors.

     The Company competes with larger service firms, such as the consulting divisions of the major accounting firms, prime contractors, and systems integrators, many of which have substantially greater financial resources than the Company. A primary competitive advantage for Infodata is its total business focus on document/complex information systems as compared to the more diffuse approach of most of its competitors. The Company has chosen to deliver high quality results in a specialized, but rapidly growing, niche which cuts across all industries and segments of the economy as the need to manage and find complex information in the form of images, documents, and other objects is a universal one.

     The Company is focusing attention on Internet-based solutions, particularly those internal to organizations, known as Intranets. Infodata has completed several projects incorporating a variety of state-of-the-art technologies which are presented to the users through the customer's Intranet.

     The Company continues to invest in software development involving INQUIRE/Text in order to respond to its customers which provide a base of maintenance revenues. The Company during the first half of 1996 has devoted substantial resources to developing new software products, designed to allow users to search for, retrieve, share and manage information, data and documents over the Internet and Intranets, and also to provide Web access to large text-based repositories.

     Infodata's  principal  offices are located at 12150 Monument Drive (Suite
400), Fairfax, VA 22033. Its telephone number is 703-934-5205 and fax number is 703-934-7154. Infodata's Internet e-mail address is info@infodata.com and the Company maintains a World Wide Web home page at http://www.infodata.com.


                             SELLING SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the date of this Prospectus, and as adjusted to reflect the assumed sale of the shares offered hereby, by each of the Selling Shareholders. The reported amounts give effect to the two-for-one stock split in the form of a 100% share distribution on the Common Stock declared on July 30, 1996 and distributed on August 26, 1996 to shareholders of record on August 12, 1996.

                           Shares
                        Beneficially
                        Owned Before                          Owned After
                      This Offering(1)                      This Offering(6)
                    --------------------                  --------------------
                                             Shares
                             Percent of      Offered               Percent of
   Name             Number   Outstanding     Hereunder    Number   Outstanding
   ----             ------   -----------     ---------    ------   -----------
The University of
  Rochester (1) . . 300,092     13.80%       300,092        ---         ---
Richard M.
  Tworek (2)(3) . . 190,420      8.76%        25,000      165,420      7.61%
Mary M. Styer
  (2)(4). . . . . .  37,150      1.71%        36,750          400       .02
Andrew M. Fregly
  (2)(5). . . . . .  24,500      1.13%        24,500        ---         ---
                    -------     ------       -------      -------      -----
                    552,162     25.39%       386,342      165,820      7.62%
                    =======     ======       =======      =======      =====

(1) The University of Rochester acquired its shares of Common Stock from the Company in July 1996 upon the conversion of 100,000 shares of Preferred Stock, $1.00 par value per share, of the Company (the "Preferred Stock") which were originally acquired by the University of Rochester from the Company in 1985 in a private transaction. Pursuant to an agreement, dated June 24, 1996, between the Company and the University of

     Rochester, the Company agreed to file this Registration Statement and the University of Rochester agreed to pay up to $75,000 of expenses incurred by the Company in connection therewith; provided, however, that the University of Rochester's obligation will be limited to its pro-rata portion of such offering expenses based upon the amount of its shares included in the offering covered by this Prospectus.

(2) Richard M. Tworek, Mary M. Styer and Andrew M. Fregley acquired the shares of Common Stock being offered by them hereunder from the Company on October 11, 1995, in connection with the Company's acquisition of Merex, of which corporation such Selling Shareholders were the shareholders, pursuant to the terms of an Asset and Purchase Agreement and Plan of Reorganization, dated as of October 6, 1995, among the Company, Merex and such Selling Shareholders. Pursuant to that agreement, sales of such shares of Common Stock by such Selling Shareholders prior to October 11, 1997 may not be made if and to the extent that such sales would reduce the fair market value of the shares retained by them to an amount less than 50% of the fair value of the shares when received by them on October 11, 1995.

(3) Richard M. Tworek is a director and an Executive Vice President of the Company. Of the shares reported above as beneficially owned by Mr. Tworek, 6,666 shares may be acquired by him upon the exercise of presently exercisable stock options. Mr. Tworek is employed by the Company pursuant to an Employment and Non-Competition Agreement, dated October 11, 1995, with the Company pursuant to which he receives an annual base salary of $125,000 during the term ending October 11, 1997. On August 29, 1996, the Company's Board of Directors approved the extension by the Company of a loan for $60,000 to Mr. Tworek, which loan will bear annual interest at a rate of prime plus 1%, call for the payment of interest only until maturity three years from issuance and be prepayable without penalty. Mr. Tworek has the right to request the Company to register under the Securities Act the 158,754 shares acquired by him in connection with the Merex transaction that are not included in the offering covered by this Prospectus.

(4) Ms. Styer served as a consultant to the Company pursuant to the terms of a Consulting and Non-Competition Agreement, dated October 11, 1995, with the Company that provided for payment of $5,333.33 per month during the six months ended April 11, 1996.

(5) Mr. Fregley was employed by the Company pursuant to an Employment and Non-Competition Agreement, dated October 11, 1995, with the Company that provided for a base salary of $90,000 per year through the term ending October 11, 1997. However, on March 20, 1996, Mr. Fregley resigned as an employee of the Company and serves as a consultant to the Company at a rate of $85.00 per hour.

(6) The amounts of shares beneficially owned after this offering set forth in the above table assume that the Selling Shareholders sell all of the shares of Common Stock proposed to be sold by them under this Prospectus. The Selling Shareholders may offer all or some of their shares of Common Stock pursuant to the offering; provided, however, that Messrs. Tworek, Fregley and Ms. Styer are subject to the restriction on the number of shares that may be sold by them as described in footnote (2) above. Because there are no agreements, arrangements or understandings with respect to the amount and timing of their offers and sales, the Company cannot estimate the number of shares that will be beneficially owned by them after this offer. See "Plan of Distribution."

     The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed to pay all expenses relating to this offering, except for brokerage commissions incurred by the Selling Shareholders in connection with their sales, in excess of the amount of expenses referred to above that will be born by the University of Rochester.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company has a total of 6,666,666 authorized shares of Common Stock, $.03 par value per share, of which 2,174,735 shares were outstanding as of the date of this Prospectus. Such amount gives effect to the two-for-one stock split in the form of a 100% share distribution declared by the Board of Directors on July 30, 1996 and distributed on August 26, 1996 to shareholders of record as of August 12, 1996. Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. There is no cumulative voting for directors. In the event of the liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in any assets remaining after payment of the Company's liabilities and satisfaction of the applicable rights of any series of Preferred Stock of the Company that may then be outstanding. The Common Stock has no preemptive or conversion rights. The shares of Common Stock being offered by this Prospectus are validly issued, fully paid and nonassessable.

     The Company has paid no cash dividends on its Common Stock in the past and has no intention to do so in the foreseeable future. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors out of any sums legally available therefor. If the Company were to issue any of its authorized Preferred Stock, no dividends could be declared, paid, or set apart for payment on shares of Common Stock until dividends on all of the issued and outstanding shares of Preferred Stock had been paid.

     The transfer agent and registrar for the Common Stock is Chase Mellon Shareholder Services of New York City, New York.

PREFERRED STOCK

     Of the Company's originally authorized 500,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), 340,000 authorized shares remain available for possible issuance in the future. No shares of Preferred Stock currently are outstanding. The Preferred Stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as the Board of Directors may determine.

ANTI-TAKEOVER PROVISIONS

     The Virginia Stock Corporation Act (the "Virginia Act") has two separate anti-takeover statutory provisions - one regulating "affiliated transactions" and the other regulating "control share acquisitions". The Virginia Act "affiliated transactions" provisions prohibit a corporation from engaging in certain transactions (including a merger, share exchange or sale of more than 5% of the corporation's assets) with an "interested shareholder" (which is defined to include the holder of more than 10% of the corporation's outstanding voting shares) during the three-year period following the date that the interested shareholder became an interested shareholder, unless the proposed transaction is approved by a majority of the disinterested directors and by the affirmative vote of the holders of more than two-thirds of the outstanding shares (not including shares owned by the interested shareholder). Excluded from those voting requirements are transactions that are either (i) approved by a majority of the disinterested directors, or (ii) provide that the holders of shares held by other than the interested shareholder will receive consideration in the proposed transaction at least equal in amount to the higher of the fair market value of the shares (which is the highest closing sale price of a share during the 30 days immediately preceding the announcement date) plus interest, or the highest price previously paid by the interested shareholder for the shares owned by it during the two years immediately preceding the announcement date or in the transaction in which it became an interested shareholder, plus interest.

     In the event of a "control share acquisition" of a Virginia public corporation, shares acquired in such "control share acquisition" will have no voting rights unless voting rights are granted by resolution adopted by the holders of a majority of the outstanding shares (other than shares owned by the acquiror). A "control share acquisition" is defined to include the acquisition of 20% or more of the corporation's outstanding shares unless the acquisition is directly from the issuing corporation or is effected pursuant to a merger approved by shareholders in accordance with the Virginia Act, a tender or exchange offer made pursuant to an agreement to which the issuing corporation is a party, the satisfaction of a pledge or other security interest created in good faith, or in certain other acquisition transactions. If a resolution is passed giving the acquiror voting rights in the majority of the voting stock, dissenting shareholders are entitled to appraisal rights. See "Risk Factors--Anti-Takeover Provisions."


                             PLAN OF DISTRIBUTION

     The shares offered hereby may be offered and sold from time to time as market conditions permit in the NASDAS SmallCap Market, or otherwise, at prices and terms then prevailing, at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction;
(b) purchases by a broker or a dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer.

     In effecting sales transactions as described above, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate and may receive commissions or discounts from the Selling Shareholders in amounts negotiated in connection with such sales. The Selling Shareholders and any broker, dealer or other agent executing sell orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders have agreed to indemnify the Company against liabilities arising from material misstatements or omissions in statements provided by them to the Company for use in this Prospectus.

     Neither the Company nor any Selling Shareholder has entered into any agreement, arrangement or understanding with any underwriter, broker or dealer or any other person relating to the sale of the shares by any such Selling Shareholder.

     There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Freedman, Levy, Kroll & Simonds, Washington, D.C.


                                    EXPERTS

     The audited consolidated financial statements of Infodata Systems Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the Registration Statement relating to each of the years in the two-year period ended December 31, 1995, to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

No person has been  authorized to  |
give any  information  or to make  |
any representations in connection  |
with  this  offering  other  than  |
those     contained    in    this  |
Prospectus and, if given or made,  |
such   other    information   and  |
representations   must   not   be  |
relied   upon  as   having   been  |
authorized  by the  Company or by  |
any  person  who may be deemed to  |
be an underwriter with respect to  |
any sales hereunder.  Neither the  |
delivery of this  Prospectus  nor  |
any sale  made  hereunder  shall,  |
under any  circumstances,  create  |
any  implication  that  there has  |
been no change in the  affairs of  |            INFODATA SYSTEMS INC.
the Company since the date hereof  |
or that the information contained  |                Common Stock
herein is  correct as of any time  |
subsequent  to  its  date.   This  |               386,342 shares
Prospectus does not constitute an  |
offer  to sell or a  solicitation  |            ---------------------
of an offer to buy any securities  |
other    than   the    registered  |             P R O S P E C T U S
securities  to which it  relates.  |
This    Prospectus    does    not  |            ---------------------
constitute  an offer to sell or a  |
solicitation  of an  offer to buy  |
such     securities     in    any  |
circumstances in which such offer  |
or solicitation is unlawful.       |
                                   |
                                   |              ___________, 1996
                                   |
         TABLE OF CONTENTS         |
                                   |
                                   |
Available Information .......   2  |
Documents Incorporated             |
  by Reference...............   2  |
Risk Factors.................   3  |
The Company .................   7  |
Selling Shareholders.........  11  |
Description of Capital Stock.  13  |
Plan of Distribution.........  15  |
Legal Matters ...............  15  |
Experts .....................  16  |

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following table sets forth the estimated fees and expenses, other than brokerage commissions, to be incurred in connection with the offering of securities covered by this Registration Statement:

     SEC registration fee . . . . . . . . . . . . . . .     $    733
     Legal fees and expenses. . . . . . . . . . . . . .       50,000
     Accounting fees and expenses . . . . . . . . . . .        9,000
     Miscellaneous. . . . . . . . . . . . . . . . . . .        5,267
                                                              ------
     Total. . . . . . . . . . . . . . . . . . . . . . .     $ 65,000
                                                              ======
- -----------------

    *All expenses are estimated except the SEC registration fee. One of the Selling Shareholders will be responsible for 77.6% of the expenses incurred in connection with the preparation of the Registration Statement and the Registrant will be responsible for the balance of such expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 10 of the Company's Articles of Incorporation, as amended, provides that the Company will indemnify its directors to the fullest extent authorized and in the manner provided by Article 10 of Chapter 9 of the Virginia Stock Company Act, as amended (the "Virginia Act"). Article VI of the Company's By-Laws further provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (collectively, a "proceeding") other than an action by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Company, partnership, joint venture, trust, or other enterprise (collectively, "entity"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, the person had reasonable cause to believe that his conduct was unlawful.

     The By-Laws further provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except indemnification is not available in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, the Company will indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification described in the preceding paragraphs (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the By-Laws. This determination is to be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to a proceeding, or, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders in accordance with Virginia law.

     The By-Laws also state that the Company will pay expenses incurred by an officer or director in defending such a proceeding in advance of the final disposition of a proceeding upon (i) the receipt of an undertaking by or on behalf of such director or officer that (a) such director or officer believes in good faith that he has met the applicable standards of conduct described above and (b) he shall repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the By-Laws; and (ii) a determination is made in accordance with the By-Laws that the facts then known to those persons making the determination would not preclude indemnification.

     The indemnification and advancement of expenses provisions of the By-Laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, By-Laws, agreements, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such provisions also will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company maintains an officer's and director's liability insurance policy pursuant to which such persons generally are insured against liabilities incurred by them in such capacities.


ITEM 16.   EXHIBITS

   Exhibit
   Number      The following exhibits are filed herewith:
   ------
                                             Document
                                             --------
     5              Legal opinion,  dated September 5, 1996 of Freedman, Levy,
                    Kroll & Simonds. (Filed herewith.)

     24(a)          Consent of Freedman,  Levy, Kroll, & Simonds. (Included in
                    Exhibit No. 5 hereto.)

     24(b)          Consent of Arthur Andersen LLP. (See page II-7.)

     25             Power of Attorney. (Included on page II-5.)

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on this 29th day of August, 1996.

                                          INFODATA SYSTEMS INC.
                                          (Registrant)


                                          By:/s/HARRY KAPLOWITZ
                                          ---------------------
                                          Harry Kaplowitz
                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY KAPLOWITZ and ROBERT M. LEOPOLD his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                        Title                        Date
       ---------                        -----                        ----
 /s/HARRY KAPLOWITZ             President & Director           August 29, 1996
 ---------------------          (Principal Executive
 Harry Kaplowitz                and Financial Officer)


 /s/RICHARD T. BUESCHEL         Chairman of the Board          August 23, 1996
 ---------------------          of Directors
 Richard T. Bueschel


 /s/RICHARD M. TWOREK           Director and Executive         August 29, 1996
 ---------------------          Vice President
 Richard M. Tworek


 /s/PAUL T. HARLEY              Controller                     August 30, 1996
 ---------------------
 Paul T. Harley


 /s/LAURENCE C. GLAZER          Director                       August 20, 1996
 ---------------------
 Laurence C. Glazer


 /s/ROBERT M. LEOPOLD           Director                       August 29, 1996
 ---------------------
 Robert M. Leopold


 /s/ISAAC M. POLLAK             Director                       August 21, 1996
 ---------------------
 Isaac M. Pollak


 /s/MILLARD H. PRYOR, JR.       Director                       August 30, 1996
 ---------------------
 Millard H. Pryor, Jr.